United States
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 10, 2022

PureCycle Technologies, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40234	86-2293091
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5950 Hazeltine National Drive,	Suite 650,	Orlando	32822
Florida
(Address of Principal Executive Offices)			(Zip Code)
Registrant’s telephone number, including area code: (877) 648-3565

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Common Stock, par value $0.001 per share	PCT	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock, $0.001 par value per share, at an exercise price of $11.50 per share	PCTTW	The Nasdaq Stock Market LLC
Units, each consisting of one share of common stock, $0.001 par value per share, and three quarters of one warrant	PCTTU	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (Sec.230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (Sec.240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note
PureCycle Technologies, Inc. (the “Company”) filed a Form 8-K on March 10, 2022 (the “Dustin Olson Form 8-K”) announcing the appointment of Dustin Olson, then the Company’s Chief Manufacturing Officer, to Chief Operating Officer and Chief Manufacturing Officer. This Form 8-K (this “Form 8-K”) is being filed for the purpose of providing information regarding the material terms of the compensation arrangement for Mr. Olson in connection with his appointment to Chief Operating Officer and, therefore, this Form 8-K should, among other things, be treated as an amendment to the Dustin Olson Form 8-K.
The Company also filed a Form 8-K on March 17, 2022 (the “Director Form 8-K”) announcing the Company’s Board of Directors (the “Board”) election of Allen W. Jacoby and Stephen F. Bouck as directors of the Company. This Form 8-K is being filed for the purpose of disclosing the committees of the Board to which the new directors have been appointed and, therefore, this Form 8-K should, among other things, be treated as an amendment to the Director Form 8-K.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Compensation of Mr. Olson
On May 10, 2022, the Compensation Committee of the Board (the "Compensation Committee") approved the following changes to the compensation of Dustin Olson in light of his appointment to the position of Chief Operating Officer and Chief Manufacturing Officer:
• an increase in Mr. Olson’s base salary from $420,000 to $450,000, which increase shall be retroactively effective as of March 1, 2022;
• an increase in the previously granted award opportunity to Mr. Olson under the Company’s short-term cash incentive program (“STIP”) from 70% of Mr. Olson’s base salary to 85%, for a total potential award of $382,500; and
• the additional grant to Mr. Olson of a long-term incentive award on May 20, 2022, of $350,000, consisting in equal parts of performance-based restricted stock units (“PSUs”) and service-based restricted stock units (“RSUs”) under the PureCycle Technologies, Inc. 2021 Equity and Incentive Compensation Plan (the “2021 Plan”).
The award opportunity granted to Mr. Olson under the STIP is based on achievement of pre-established Company performance goals (weighted at 70%) and individual achievement (weighted at 30%), with payouts thereunder ranging from 0% to 200% of target. The RSUs to be granted to Mr. Olson on May 20, 2022 will vest in substantially equal installments on each of the first four anniversaries of the grant date, subject to Mr. Olson’s continued employment with the Company through the applicable vesting date. The PSUs granted to Mr. Olson may be earned based on achievement of two equally weighted pre-established performance objectives related to: (i) cumulative earnings before interest, taxes, depreciation, and amortization through December 31, 2024, and (ii) cumulative production at the Company’s operational manufacturing facilities by December 31, 2024, and will vest on the date the attainment of such performance objectives is determined by the Compensation Committee, subject to Mr. Olson’s continued employment with the Company through December 31, 2024. The actual number of shares (if any) issued in settlement of the PSUs may range from a threshold level of 50% to a maximum level 200% of target.
Committee Appointments
On May 11, 2022, the Board, upon recommendation of the Nominating and Corporate Governance Committee, appointed Mr. Jacoby to serve as a member of the Nominating and Corporate Governance Committee and appointed Mr. Bouck to serve as chair of the Compensation Committee.
Item 5.07 Submission of Matters to a Vote of Security Holders.
On May 11, 2022, the Company held its 2022 Annual General Meeting of Stockholders (“AGM”).
As of the record date, March 15, 2022, there were 127,519,408 shares of the Company’s common stock issued and outstanding of which 110,954,733 shares were present or represented by proxy at the AGM.
The stockholders voted at the AGM as follows:
Proposal 1 - to elect the following individuals to serve as Class I directors:

Name of Nominee	Votes For	Withheld	Broker Non-Votes
Tanya Burnell	98,128,792	5,695,023	7,130,918
Timothy Glockner	77,820,911	26,002,904	7,130,918
Dr. John Scott	79,993,356	23,830,460	7,130,918
Proposal 2 - to ratify the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022:

Votes For	Votes Against	Abstain
110,667,136	110,830	176,767

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL

SIGNATURE
Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PURECYCLE TECHNOLOGIES, INC.
By: /s/ Lawrence Somma____________________
Name: Lawrence Somma
Title: Chief Financial Officer

Date: May 12, 2022